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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2006

                          REGISTRATION NO. 333-103473

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                        POST-EFFECTIVE AMENDMENT NO. 8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                          (Exact Name of Registrant)

                                  NEW JERSEY
        (State or other jurisdiction of incorporation or organization)

                                  22-2426091
                    (I.R.S. Employer Identification Number)

                C/O PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-7333
         (Address and telephone number of principal executive offices)

                               -----------------

                               THOMAS C. CASTANO
                                   SECRETARY
                  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-4780
           (Name, address and telephone number of agent for service)
                                  Copies to:

                    C. CHRISTOPHER SPRAGUE VICE PRESIDENT,
                               CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-6997

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Approximate date of commencement of proposed sale to the public--Immediately upon effectiveness

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:............................................................. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box........... [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering...... [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering............................................ [ ]

If this Form is a registration statement pursuant to General Instruction
I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the
Securities Act, check the following box.................................... [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b)
under the Securities Act, check the following box.......................... [ ]

                        CALCULATION OF REGISTRATION FEE

              TITLE OF EACH                                 PROPOSED     PROPOSED MAXIMUM  AMOUNT OF
           CLASS OF SECURITIES             AMOUNT TO BE MAXIMUM OFFERING    AGGREGATE     REGISTRATION
            TO BE REGISTERED               REGISTERED*  PRICE PER UNIT*   OFFERING PRICE     FEE**
           -------------------             ------------ ---------------- ---------------- ------------
Market-value adjustment annuity contracts
(or modified guaranteed annuity contracts) $75,000,000                     $75,000,000         $0

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*   Securities are not issued in predetermined units

** Registration fee for these securities was paid at the time the securities were originally registered on Form S-3 as filed by Pruco Life Insurance Company of New Jersey on February 27, 2003.

    Prudential Investment Management Services LLC, the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by Pruco Life Insurance Company for its costs and expenses incurred in connection with the sale of these contracts.

                                     Note:

Registrant is filing this Post-Effective Amendment No. 8 to the Registration Statement for the purpose of including in the Registration Statement a Prospectus supplement, which adds a new benefit entitled Highest Daily Lifetime Five. The Part 1 that was filed as part of Post-Effective Amendment No. 7 with the SEC on April 21, 2006 as supplemented May 1, 2006, June 9, 2006, August 4, 2006 and August 8, 2006 is hereby incorporated by reference. Other than as set forth herein, this post-effective amendment to the registration statement does not amend or delete any other part of the registration statement.

                  Pruco Life Insurance Company of New Jersey

                       Strategic Partners Annuity One 3

                           Strategic Partners Plus 3

                           Strategic Partners Select

                           Strategic Partner Advisor

                      Supplement, dated November 20, 2006
                                      To
                        Prospectuses, dated May 1, 2006

   This supplement reflects certain changes to the underlying mutual funds as well as disclosure reflecting the maximum charge for the Guaranteed Minimum Income Benefit ("GMIB") available under Strategic Partners Annuity One 3 and Strategic Partners Plus 3.

In the Summary of Contract Expenses section of the prospectus for each of Strategic Partners Annuity One 3 and Strategic Partners Plus 3, we revise the line item pertaining to GMIB to read as follows:

Maximum Annual Guaranteed Minimum Income Benefit Charge and
Charge Upon Certain Withdrawals-as a percentage of average GMIB
Protected Value*                                                         1.00%

Annual Guaranteed Minimum Income Benefit Charge and
Charge Upon Certain Withdrawals-as a percentage of average GMIB
Protected Value (current charge)                                         0.50%

* We reserve the right to increase this charge up to the maximum indicated upon any reset of the benefit.

In Section 2 of each prospectus, we make the following change to the chart setting forth a brief description of each variable investment option, to reflect a subadviser name change:

  . SP Small Cap Value Portfolio, AST Small Cap Value Portfolio, and Prudential Series Fund Equity Portfolio. Salomon Brothers Asset Management will change its name to ClearBridge Advisers LLC, effective in December 2006.

In section 2 of each prospectus, we revise the investment objectives/policies section, and portfolio adviser/sub-adviser section for two Portfolios to read as follows. These new descriptions reflect the addition of sub-advisers as well as revisions to non-fundamental investment policies:

     .   SP LSV International Value Portfolio:

                                                                                          PORTFOLIO
   STYLE/                                                                                 ADVISER/
    TYPE                     INVESTMENT OBJECTIVES/POLICIES                              SUB-ADVISER
-------------   ---------------------------------------------------------   -------------------------------------
International   SP International Value Portfolio (formerly SP LSV           LSV Asset Management,
   Equity       International Value Portfolio): seeks capital growth.       Thornburg Investment Management, Inc.
                The Portfolio normally invests at least 80% of the
                Portfolio's investable assets (net assets plus borrowings
                made for investment purposes) in the equity securities
                of companies in developed countries outside the United
                States that are represented in the MSCI EAFE Index.

  .   SP William Blair International Growth Portfolio

                                                                                        PORTFOLIO
   STYLE/                                                                               ADVISER/
    TYPE                      INVESTMENT OBJECTIVES/POLICIES                           SUB-ADVISER
-------------   ----------------------------------------------------------   -------------------------------
International   SP International Growth Portfolio (formerly, SP              Marsico Capital Management LLC,
   Equity       William Blair International Growth Portfolio): seeks         William Blair & Company, LLC
                long-term capital appreciation. The Portfolio invests
                primarily in equity-related securities of foreign issuers.
                The Portfolio invests primarily in the common stock of
                large and medium-sized foreign companies, although it
                may also invest in companies of all sizes. Under normal
                circumstances, the Portfolio invests at least 65% of its
                total assets in common stock of foreign companies
                operating or based in at least five different countries,
                which may include countries with emerging markets.
                The Portfolio looks primarily for stocks of companies
                whose earnings are growing at a faster rate than other
                companies or which offer attractive growth potential.

   This prospectus supplement is intended to amend the prospectus for the annuity you own, and is not intended to be a prospectus or offer for any annuity listed here that you do not own.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Pruco Life Insurance Company of New Jersey has registered $75 million of interests in the market value adjusted annuity contracts described in this registration statement. Pruco Life Insurance Company of New Jersey has paid $6,067.50 to the SEC for the registration fees required under the Securities Act of 1933.

Federal Taxes

Pruco Life Insurance Company of New Jersey estimates the federal tax effect associated with the deferred acquisition costs attributable to receipt of $3 million of purchase payments over a two year period to be approximately $11,100.

State Taxes

Pruco Life Insurance Company of New Jersey estimates that approximately $0 in premium taxes will be owed upon receipt of purchase payments under the contracts.

Printing Costs

Pruco Life Insurance Company of New Jersey estimates that the cost of printing prospectuses for the amount of securities registered herein will be approximately $97,472.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company of New Jersey.

Accounting Costs

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audits Pruco Life Insurance Company of New Jersey's financial statements, charges approximately $10,000 in connection with each filing of this registration statement with the Commission.

Premium Paid to Indemnify Officers

Officers and Directors of Pruco Life Insurance Company of New Jersey are indemnified under a policy that also covers officers and directors of other entities controlled by Prudential Financial, Inc. A portion of the cost of that policy is attributed to Pruco Life Insurance Company of New Jersey.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

New Jersey, being the state of organization of Pruco Life Insurance Company of New Jersey ("PLNJ"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of New Jersey law permitting indemnification can be found in Section 14A:3-5 of the New Jersey Statutes Annotated. The text of PLNJ's By-law, Article V, which relates to indemnification of officers and directors, is incorporated by reference to
Exhibit 1A(6)(c) to Form S-6 filed August 13, 1999 on behalf of the Pruco Life of New Jersey Variable Appreciable Account.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a)   Exhibits


(1) (a) Form of Distribution Agreement between Prudential Investment Management Services LLC (Underwriter) and Pruco Life Insurance Company of New Jersey (Depositor). (Note 2)

(3) (i) Articles of Incorporation of Pruco Life Insurance Company of New Jersey as amended through February 12, 1998 (Note 5)

     (ii) By-Laws of Pruco Life Insurance Company of New Jersey as amended June 7, 1999. (Note 6)

(4) (a) Strategic Partners Annuity One Variable Annuity Contract VBON 2000-NY Ed. 10/2000. (Note 3)

(4) (b) Strategic Partners Annuity One Variable Annuity Contract VDCA 2000-NY Ed. 10/2000. (Note 3)

(4)  (c)  Strategic Partners Annuity One Endorsement (MVA) ORD 112805-NY.
          (Note 4)

(4)  (d)  Strategic Partners Application ORD 99730 NY-1. (Note 4)

(4) (e) Strategic Partners Annuity One Variable Annuity Contract VDCA-NY Ed 5-2003. (Note 7)

(4)  (f)  Strategic Partners Annuity One Endorsement (GMIB) ORD 112737-NY.
          (Note 10)

(4) (g) Strategic Partners Annuity One Endorsement (Transfers) ORD 112878. (Note 7)

(4)  (h)  Strategic Partners Annuity One Endorsement (IAB) ORD 112718-NY.
          (Note 7)

(4)  (i)  Strategic Partners Annuity One Application. (Note 10)

(4)  (k)  Endorsement Supplement (GMIB) ORD 112963-NY. (Note 10)

(4) (l) Form of Strategic Partners FlexElite Annuity Contract VFLX-2002-NY (Note 9)

(4)  (m)  Fixed Rate Account Endorsement for Strategic Partners FlexElite (Note
          9)

(4) (n) DCA Fixed Rate Investment Option Endorsement for Strategic Partners FlexElite (Note 9)

(4)  (o)  Credit Election Endorsement for Strategic Partners FlexElite (Note 9)

(4)  (p)  General Endorsement for Strategic Partners FlexElite (Note 10)

(4) (q) Guaranteed Minimum Death Benefit and Spousal Continuance Benefit Endorsement for Strategic Partners FlexElite (Note 10)

(4) (r) Guaranteed Minimum Death Benefit - Step Up and Spousal Continuance Benefit Endorsement for Strategic Partners FlexElite (Note 10)

(4)  (s)  Maximum Age Endorsement (Note 11)

(4)  (t)  Transfer Endorsement ORD 112878 for Strategic Partners FlexElite
          (Note 7)

(5)       Opinion of Counsel. (Note 13)

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. (Note 1)

(24)      Powers of Attorney.

     (a) James J. Avery, Jr., Ronald P. Joelson, Helen M. Galt, David E. Odenath, Jr. (Note 12)

     (b)  Scott D. Kaplan, Tucker I. Marr (Note 1)

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(Note 1)    Filed herewith.

(Note 2)    Incorporated by reference to Post-Effective Amendment No. 5 to Form S-6, Registration No.
            333-85117 filed June 28, 2001 on behalf of the Pruco Life of New Jersey Variable
            Appreciable Account.

(Note 3)    Incorporated by reference to Post-Effective Amendment No. 4 to Form N-4, Registration No.
            333-49230 filed December 10, 2002 on behalf of the Pruco Life of New Jersey Flexible
            Premium Variable Annuity Account.

(Note 4)    Incorporated by reference to Post-Effective Amendment No. 1 to Form N-4, Registration No.
            333-99275, filed June 27, 2003, on behalf of the Pruco Life of New Jersey Flexible Premium
            Variable Annuity Account.

(Note 5)    Incorporated by reference to Post-Effective Amendment No. 12 to Form S-1, Registration No.
            33-20018 filed April 16, 1999, on behalf of the Pruco Life of New Jersey Variable Contract
            Real Property Account.

(Note 6)    Incorporated by reference to Form S-6, Registration No. 333-85117 filed August 13, 1999 on behalf of the Pruco Life of New Jersey Variable Appreciable Account.

(Note 7)    Incorporated by reference to Post-Effective Amendment No. 9 to Form N-4, Registration No.
            333-49230, filed September 26, 2003, on behalf of the Pruco Life of New Jersey Flexible
            Premium Variable Annuity Account.

(Note 8)    Incorporated by reference to Post-Effective Amendment No. 12 to Form N-4, Registration No.
            333-49230, filed April 20, 2004 on behalf of the Pruco Life of New Jersey Flexible Premium
            Variable Annuity Account.

(Note 9)    Incorporated by reference to Initial Registration on Form N-4, Registration No. 333-99275,
            filed September 6, 2002 on behalf of Pruco Life of New Jersey Flexible Premium Variable
            Annuity Account.

(Note 10)   Incorporated by reference to Pre-Effective Amendment No. 1 on Form N-4, Registration No.
            333-99275 filed April 25, 2003 on behalf of the Pruco Life of New Jersey Flexible Premium
            Variable Annuity Account.

(Note 11)   Incorporated by reference to Post-Effective Amendment No. 6 on Form N-4, Registration No.
            333-49230, filed April 23, 2003 on behalf of Pruco Life of New Jersey Flexible Premium
            Variable Annuity Account.

(Note 12)   Incorporated by reference to Post-Effective Amendment No. 7 on Form S-3, Registration No.
            333-62246, filed April 19, 2006 on behalf of Pruco Life of New Jersey Flexible Premium
            Variable Annuity Account.

(Note 13)   Incorporated by reference to Post-Effective Amendment No. 7 on Form S-3, Registration No.
            333-103473, filed April 21, 2006 on behalf of Pruco Life of New Jersey Flexible Premium
            Variable Annuity Account.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)   To include any prospectus required by Section 10(a)(3) of the Securities
          Act of 1933;

    (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information in the registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the
    Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of
    1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
    Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this Registration Statement to be signed on its behalf on the 6th day of October, 2006.

                                PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                            (Registrant)

Attest: /s/ THOMAS C. CASTANO   By:   /s/ SCOTT D. KAPLAN
        ---------------------         -------------------
        THOMAS C. CASTANO             SCOTT D. KAPLAN
        SECRETARY                     PRESIDENT

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE AND TITLE


*
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JAMES J. AVERY JR.
VICE CHAIRMAN AND DIRECTOR

*
----------------------------
SCOTT D. KAPLAN
PRESIDENT AND DIRECTOR

*                                 Date: October 6, 2006
----------------------------
TUCKER I. MARR
VICE PRESIDENT AND PRINCIPAL
FINANCIAL OFFICER

*                            *By: THOMAS C. CASTANO
----------------------------      ---------------------
RONALD P. JOELSON                 THOMAS C. CASTANO
DIRECTOR                          (ATTORNEY-IN-FACT)

*
----------------------------
BERNARD J. JACOB
DIRECTOR

*
----------------------------
HELEN M. GALT
DIRECTOR

*
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DAVID R. ODENATH, JR.
DIRECTOR

                                 EXHIBIT INDEX

EXHIBITS

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

(24) (b) Powers of Attorney: Scott D. Kaplan, Tucker I. Marr